EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CenterSpan Communications Corporation (fka Thrustmaster, Inc.) of our report dated January 25, 1999, relating to the financial statements for the year ended December 31, 1998, which appears in CenterSpan Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                      /s/ PricewaterhouseCoopers LLP

Portland, Oregon
August 20, 2001